UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Arconic Inc. (“Arconic”) published the following employee communications:

Resolution to End Proxy Contest: Five Things to Know

1.	Arconic has entered into an agreement with Elliott Management to resolve the pending proxy contest in connection with the Company’s May 25, 2017 annual meeting of shareholders.

2.	Under terms of the agreement, Elliott will nominate Christopher L. Ayers, Elmer L. Doty and Patrice E. Merrin, and Arconic will nominate David P. Hess and Ulrich R. Schmidt for election as directors at the upcoming annual meeting. Elliott and Arconic have agreed to withdraw their respective nominations of any other director candidates.

3.	One of Elliott’s director nominees will be added to the CEO search committee and Elliott will have the opportunity to engage collaboratively with the CEO search committee and meet with candidates as the Board manages the search and selection process. The mandate of the CEO search committee is to identify a world-class leader for Arconic. It will consider a number of candidates, including Larry Lawson.

4.	L. Rafael Reif, an Arconic director since 2015, has announced his resignation as a Board member; the Board appointed James “Jim” F. Albaugh, a candidate previously nominated by Arconic for election at the annual meeting, to fill the resulting vacancy effective immediately following the 2017 annual meeting.

5.	Arconic will be working to reincorporate in Delaware by the end of this year, and the certificate of incorporation and bylaws of the resulting Delaware corporation will provide for an annually elected Board and contain no provisions requiring a supermajority shareholder vote.

[Legends included in the original are excerpted at the end of this filing]

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Settlement Results in Five Nominees for Five Seats

1.	As part of the settlement between Arconic and Elliott, there are now five nominees for five seats up for election. Any other nominations for director candidates have been withdrawn.

•	Elliott is nominating Christopher L. Ayers, Elmer L. Doty and Patrice E. Merrin.

•	Arconic is nominating Ulrich “Rick” R. Schmidt and David P. Hess.

2.	If you previously voted, your latest proxy card will be voted as you instructed for those nominees who remain. Votes for withdrawn nominees will be disregarded. You do not need to revote.

3.	If you have not yet voted, please do so, noting the fast-approaching deadline for your proxy card in advance of the Annual Meeting on May 25. The Arconic Board continues to recommend that you vote on the white proxy card.

Read the full release.>

FAQs

What happens to the other nominees— Bernd F. Kessler on Elliott’s blue proxy card, and Amy E. Alving, James F. Albaugh and Janet C. Wolfenbarger on Arconic’s white proxy card?

The nominations of those candidates have been withdrawn. Any votes for those candidates will be disregarded, while proxy cards will be voted as instructed with respect to the remaining nominees.

What if some candidates don’t receive as many votes as others?

With five nominations for five open Board seats, the five candidates are uncontested.

May I split my vote, submitting both blue and white proxy cards?

No, if a shareholder submits multiple proxy cards, only the latest dated card counts. The Arconic Board continues to recommend you vote on the white proxy card.

The voting deadline for my shares is fast approaching. How do I ensure my vote is counted?

Your proxy card includes details on how to vote by web or phone, using your individual control number. These options are available 24x7 through the voting deadline and authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a physical card.

The voting deadline for my shares is already past. What options do I have to vote?

If voting for your shares has closed, your latest vote cast will be voted as instructed with respect to the remaining nominees. Any votes for withdrawn candidates will be disregarded.

Does my vote really matter?

Yes, even with five nominations for five open Board seats, it is important that you vote to ensure enough votes are received, and to get your vote on the corporate governance proposals related to supermajority voting, executive compensation, and the independent public accounting firm.

[Legends included in the original are excerpted at the end of this filing]

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Arconic’s interim Chief Executive Officer David P. Hess sent the following employee communication:

Agreement Reached, Ending Proxy Contest

Arconic Team,

This morning we announced that Arconic and Elliott Management have reached an agreement to end the proxy contest.

As part of that agreement, Elliott will nominate Christopher L. Ayers, Elmer L. Doty and Patrice E. Merrin for election as directors at the upcoming annual meeting, and Arconic will nominate Rick Schmidt and myself. Both Elliott and Arconic have agreed to withdraw their nominations of any other director candidates, so there are now five nominees for the five seats up for election. More details about the settlement are in this press release.    See details about voting.

In addition, L. Rafael Reif has resigned from the Board and will be replaced by James “Jim” Albaugh, effective immediately following the annual meeting.

Now that the proxy fight is over, the Board’s highest priority will be to appoint a world-class permanent CEO to lead Arconic. I am proud to continue to serve as your interim CEO while the Board conducts its search. I only recently joined Arconic, but I’ve admired this company for a long time. While serving in leadership roles for United Technologies and Pratt & Whitney, I saw the strength of Arconic first-hand, including world-renowned R&D capabilities, lean manufacturing know-how, incredible talent and strong values.

With the proxy contest behind us we can now all get back to business. You built a great company and launched it with the slogan “Innovation, Engineered.” To me those aren’t just words. Their meaning is real for all of our customers. Technological leadership, combined with a continued focus on cost reduction and operational excellence remain at the forefront of what we do.

Over the past few months, many viewpoints were shared. Through it all, you remained steadfast in your focus and delivered a strong first quarter. The Board and I appreciate your efforts. It is critically important we continue to deliver for our customers and shareholders, while keeping safety as our top priority. Thank you for your continued commitment.

Sincerely,

David

David Hess

Interim CEO

[Legends included in the original are excerpted at the end of this filing]

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Arconic posted the following information on its web site at www.arconic.com/global/en/investors/annual-meeting.asp:

ARCONIC Who We Are What We Do Join Us Investors News Contact Investors / Annual Meeting 2017 Annual Meeting of Arconic Shareholders Thursday, May 25, 2017 at 9:00 AM EDT The Performing Arts Center-Purchase College, SUNY-Purchase, NY Presented By: David Hess, Interim Chief Executive Officer Patricia Figueroa, Vice President, Investor Relations Media Downloads 2016 Annual Report 3.63MB 2016 Annual Report Highlights 6.90MB 2017 Proxy Statement 5.83MB 2017 Proxy Statement Supplement 113KB May 22, 2017 Arconic and Elliott Reach Resolution to End Proxy Contest 225KB Who We Are Engineered products and solutions Global Rolled Products Transportation and Construction Solutions Leadership Innovation How We Work What We Do Aerospace Automotive Building and Construction Commercial Transportation Industrial Solutions Energy Defense and Space Product Catalog Investors Annual Meeting Stock Information Dividend History Events and Presentations Earnings Financial Releases Corporate Governance SEC Filings Shareholder Services Contact Investor Relations Join Us News Contact Privacy Legal Notices Integrity Line Sitemap Copyright @2017 Arconic in

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Forward–Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of end markets and potential share gains; statements and guidance regarding future financial results or operating performance; and statements about Arconic’s strategies, outlook, business and financial prospects. Forward-looking statements are not guarantees of future performance, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including, but not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (i) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.